EXHIBIT 15.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-200659, as amended) of Dynagas LNG Partners LP and in the related Prospectus of our report dated March 10, 2015, with respect to the consolidated financial statements of Dynagas LNG Partners LP included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

/s/ Ernst & Young (Hellas) Certified Auditors-Accountants S.A.
Athens, Greece
March 10, 2015